Exhibit 99.1

NEWS RELEASE

Apache Corporation Announces First-Quarter 2020

Financial and Operational Results

Key Takeaways

•

Responded quickly and decisively to COVID-19 global pandemic by closing offices and implementing work-from-home-processes and stringent operational protocols in the field to protect Apache employees and communities;

•	Revised 2020 upstream capital budget following oil price collapse to approximately $1.1 billion; down nearly 55% from 2019;

•	Reduced the company’s quarterly dividend by 90% and outlined plans to use the $340 million of cash retained annually from the dividend reduction to further strengthen the company’s financial position;

•	Highlighted the company’s ample liquidity through its $4 billion revolver and ability to manage bonds maturing between February 2021 and January 2023;

•	Increased estimated cost savings associated with the previously announced organizational redesign; annual cost reduction target doubled to more than $300 million;

•	Announced two significant oil discoveries at Maka Central-1 and Sapakara West-1 in Block 58 offshore Suriname; and

•

Delivered first-quarter reported production of 468,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 423,000 BOE per day.

HOUSTON, May 6, 2020 – Apache Corporation (NYSE, Nasdaq: APA) today announced its financial and operational results for the first-quarter 2020.

Apache reported a loss of $4.5 billion or $11.86 per diluted common share during the first-quarter 2020. When adjusted for certain items that impact the comparability of results, primarily noncash impairments related to the company’s legacy vertical developments in the Permian Basin, Apache reported a first-quarter loss of $51 million, or $0.13 per share. Net cash provided by operating activities in the first quarter was $502 million, and adjusted EBITDAX was $764 million.

“The global economy and the energy industry have been deeply impacted by the COVID-19 pandemic. As we navigate this crisis, Apache’s priorities are protecting the health and safety of our employees and the communities in which we operate and preserving the inherent value and optionality of our diverse asset base for the long-term,” said John J. Christmann IV, Apache’s chief executive officer and president.

APACHE CORPORATION ANNOUNCES FIRST QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

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Christmann continued, “We have taken several decisive actions to preserve Apache’s financial and operational strength during this difficult time, including reducing our planned 2020 capital program, reducing our dividend, initiating a hedge position to protect from further near-term downside oil price exposure and increasing the cost-saving measures of the organizational redesign that we began last year. We also conducted a thorough economic and operational evaluation of all producing wells across the company to inform the methodical and targeted approach we are taking to production curtailments and shut-ins in this price environment. I am confident these comprehensive steps will enable us to minimize the cash flow impacts of this distressed and volatile price environment.

“Apache remains committed to our long-term objectives, which, despite the current environment, haven’t changed. We will budget conservatively and direct free cash flow, on a priority basis, to debt reduction; maintain a balanced and diversified portfolio; and prioritize investment for long-term returns over production growth. We will also maintain our capacity to generate material free cash flow in Egypt and the North Sea. And, lastly, we will advance the exploration program and follow-on appraisal activity in Block 58 offshore Suriname.”

COVID-19 response

Apache is prioritizing the health and safety of its employees and communities where it operates. The company responded quickly to the COVID-19 pandemic by closing many of its offices and implementing work-from-home-processes and stringent operational protocols in the field with minimal business interruption. For example, the company has introduced temperature screenings throughout its operations, expanded assessment of all contractor companies and vendors coming onsite to locations, and increased cleaning measures in the field and in office locations. Apache has developed a thorough and phased re-entry plan for the eventual reopening of its closed offices and will follow the guidance of local governments before implementing its re-entry plans. To assist the communities where Apache operates, the company has contributed to the COVID-19 response with donations of personal protective equipment (PPE) to hospitals and first responders and financial and in-kind contributions to food banks and women’s shelters. Read more about Apache’ response to the global pandemic on the company website at www.apachecorp.com/covid-19-our-response.aspx.

APACHE CORPORATION ANNOUNCES FIRST QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

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2020 capital budget and outlook

Following the rapid drop in oil prices in early March, Apache announced a plan to reduce activity in Egypt and the North Sea and to eliminate all U.S. drilling and completion activity. This resulted in a $650 million decrease in planned upstream investment, compared to the company’s initial budget announced in late February. Approximately 60% of the revised 2020 investment will be in international assets, compared to approximately 45% in the previous budget.

Liquidity update

Apache has a strong liquidity position, supported by a $4.0 billion revolving credit facility that matures in March of 2024. The facility has commitments from 18 banks, 17 of which are rated A or better, is not subject to borrowing base redeterminations, has no covenants that are triggered by credit ratings, and includes a $2 billion committed sublimit for letters of credit.

In April, Apache posted letters of credit (LCs) under the LC sublimit aggregating approximately $800 million related to asset retirement obligations in the U.K. North Sea. These postings utilize a portion of that facility.

In addition to the company’s ample liquidity, Apache also maintains a very manageable bond maturity profile. In the event the company is unable to generate free cash flow to retire or refinance its bond maturities over the next three years, the revolver could be used to pay them down.

First-quarter operational summary

First-quarter reported production was 468,000 BOE per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 423,000 BOE per day.

APACHE CORPORATION ANNOUNCES FIRST QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

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During the first quarter, Apache operated an average of 21 rigs and drilled and completed 44 gross-operated wells worldwide. Highlights from Apache’s principal areas include:

•	United States – Operated an average of seven rigs, drilled and completed 24 gross-operated wells, all of which were in the Permian, and reported production of 283,000 BOE per day.

Permian Basin production averaged 273,000 BOE per day, including oil production of 97,000 BOE per day. Following the significant drop in oil prices in early March, Apache decided to reduce its rig count to zero in the Permian. The company is down to one rig in the Delaware Basin, which is currently finishing its last well. After which, the company will have approximately 70 drilled and uncompleted (DUC) wells in the unconventional Midland and Delaware Basins, 15 of which are in Alpine High.

•

Midland Basin – Averaged four rigs and placed 12 wells on production, all on multi-well pads. Substantially completed drilling the company’s first 3-mile lateral pad, achieving significant cost savings. Completion of these five wells has been deferred due to the current price environment.

•	Delaware Basin – Averaged three rigs and placed 11 wells on production. Alpine High production averaged 94,000 BOE per day with a 39% liquids mix.

•	International – Operated an average of 14 rigs, drilled and completed 20 gross-operated wells and reported production of 185,000 BOE per day.

•

Egypt – Averaged 11 rigs, drilled and completed 16 gross-operated wells and reported production of 116,000 BOE per day, or 72,000 BOE per day on an adjusted basis. Achieved a 94% drilling success rate, including four successful exploration tests.

•

North Sea – Averaged two rigs and drilled and completed four gross operated wells during the quarter. Production of 69,000 BOE per day was up 9% from the fourth quarter, driven by the high-volume Garten-2 well, which was placed on production in late January.

•	Suriname – On Jan. 7, Apache (50% interest) and its partner Total S.A. (50% interest) announced a significant oil discovery offshore Suriname in Block 58 at Maka Central-1. On April 2, the partners

APACHE CORPORATION ANNOUNCES FIRST QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

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announced a second significant oil discovery in Block 58 at Sapakara West-1, and in the second half of April, commenced drilling on a third exploration well, Kwaskwasi-1, which is located approximately 10 kilometers (6 miles) northwest of Sapakara West-1. Following Kwaskwasi-1, a fourth exploration prospect, Keskesi East-1, will be drilled approximately 10 kilometers (6 miles) southeast of the Sapakara discovery well.

“While the 2020 outlook for the global economy and the oil and gas industry, specifically, is uncertain,

we have made great strides in this environment to reduce our cost structure, protect our balance sheet, and manage our operations to preserve cash flow. Our teams have done an exceptional job implementing our organization redesign, responding to the recent changes in activity levels and operational protocols, and are delivering very good results in both our exploration and development programs. When market conditions improve, I am confident we will successfully leverage Apache’s diversified portfolio to differentiate our long-term value proposition for shareholders,” concluded Christmann.

Conference call

Apache will host a conference call to discuss its first-quarter 2020 results at 10 a.m. Central time, Thursday, May 7. The conference call will be webcast from Apache’s website at www.apachecorp.com and investor.apachecorp.com, and the webcast replay will be archived there as well. The conference call will also be available for playback by telephone for one week beginning at approximately 4 p.m. Central time May 7. The number for the replay is 855-859-2056 or 404-537-3406 for international calls. The conference access code is 8586364. Sign up for email alerts to be reminded of the webcast at investor.apachecorp.com/alerts/email-alerts-subscription.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Egypt and the United Kingdom and exploration activities offshore Suriname. Apache posts announcements, operational updates, investor information and all press releases on its website, www.apachecorp.com.

APACHE CORPORATION ANNOUNCES FIRST QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

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Additional information

Additional information follows, including reconciliations of adjusted earnings and adjusted EBITDAX (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. Apache’s quarterly supplement is available at www.apachecorp.com/financialdata.

Non-GAAP financial measures

Apache’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings and adjusted EBITDAX are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our capital plans,

APACHE CORPORATION ANNOUNCES FIRST QUARTER 2020

FINANCIAL AND OPERATIONAL RESULTS

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drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2019 Form 10-K and in our quarterly reports on Form 10-Q filed, with the Securities and Exchange Commission (“SEC”) for a discussion of risk factors that affect our business. Any forward-looking statement made by Apache in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Apache undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. Apache may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit Apache from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in Apache’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019 available from Apache at www.apachecorp.com or by writing Apache at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:	(281) 302-2286 Gary Clark

Media:	(713) 296-7276 Phil West

Website:	www.apachecorp.com

-end-

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter
	Ended March 31,
	2020	2019
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,032	$1,310
Natural gas revenues	123	236
Natural gas liquids revenues	81	108

	1,236	1,654
Purchased oil and gas sales	108	24

Total revenues	1,344	1,678
Derivative instrument losses, net	(103)	(30)
Gain on divestitures, net	25	3
Other, net	13	6

	1,279	1,657

OPERATING EXPENSES:
Lease operating expenses	335	365
Gathering, processing and transmission	71	88
Purchased oil and gas costs	86	22
Taxes other than income	33	51
Exploration	57	69
General and administrative	68	123
Transaction, reorganization and separation	27	4
Depreciation, depletion and amortization:
Oil and gas property and equipment	531	607
Other assets	35	39
Asset retirement obligation accretion	27	27
Impairments	4,472	-
Financing costs, net	103	97

	5,845	1,492

NET INCOME (LOSS) BEFORE INCOME TAXES	(4,566)	165
Current income tax provision	89	186
Deferred income tax benefit	(33)	(19)

NET LOSS INCLUDING NONCONTROLLING INTERESTS	(4,622)	(2)
Net income (loss) attributable to noncontrolling interest - Egypt	(151)	44
Net income (loss) attributable to noncontrolling interest - Altus	(9)	1
Net income attributable to Altus Preferred Unit limited partners	18	—

NET LOSS ATTRIBUTABLE TO COMMON STOCK	$(4,480)	$(47)

NET LOSS PER COMMON SHARE:
Basic	$(11.86)	$(0.12)
Diluted	$(11.86)	$(0.12)

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	378	376
Diluted	378	376

DIVIDENDS DECLARED PER COMMON SHARE	$0.025	$0.25

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change
	March 31,	December 31,	March 31,	1Q20 to	1Q20 to
	2020	2019	2019	4Q19	1Q19
OIL VOLUME - Barrels per day
Permian	96,919	103,275	97,625	-6%	-1%
MidContinent/Gulf Coast	2,272	2,500	8,699	-9%	-74%
Gulf of Mexico	2,423	2,655	2,454	-9%	-1%

United States	101,614	108,430	108,778	-6%	-7%

Egypt (1, 2)	73,178	79,119	91,616	-8%	-20%
North Sea	55,262	50,226	54,528	10%	1%

International (1)	128,440	129,345	146,144	-1%	-12%

Total (1)	230,054	237,775	254,922	-3%	-10%

NATURAL GAS VOLUME - Mcf per day
Permian	576,395	635,159	618,238	-9%	-7%
MidContinent/Gulf Coast	12,357	12,001	116,272	3%	-89%
Gulf of Mexico	9,090	11,235	9,797	-19%	-7%

United States	597,842	658,395	744,307	-9%	-20%

Egypt (1, 2)	254,579	275,811	315,508	-8%	-19%
North Sea	67,278	63,681	56,892	6%	18%

International (1)	321,857	339,492	372,400	-5%	-14%

Total (1)	919,699	997,887	1,116,707	-8%	-18%

NGL VOLUME - Barrels per day
Permian	80,106	78,908	47,274	2%	69%
MidContinent/Gulf Coast	1,039	1,211	11,552	-14%	-91%
Gulf of Mexico	236	286	38	-17%	521%

United States	81,381	80,405	58,864	1%	38%

Egypt (1, 2)	918	788	1,150	16%	-20%
North Sea	2,135	1,920	1,823	11%	17%

International (1)	3,053	2,708	2,973	13%	3%

Total	84,434	83,113	61,837	2%	37%

BOE per day
Permian	273,091	288,043	247,939	-5%	10%
MidContinent/Gulf Coast	5,370	5,711	39,630	-6%	-86%
Gulf of Mexico	4,175	4,813	4,124	-13%	1%

United States	282,636	298,567	291,693	-5%	-3%

Egypt (1, 2)	116,525	125,875	145,351	-7%	-20%
North Sea	68,610	62,760	65,833	9%	4%

International (1)	185,135	188,635	211,184	-2%	-12%

Total (1)	467,771	487,202	502,877	-4%	-7%

Total excluding noncontrolling interests	428,588	445,209	454,371	-4%	-6%

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	24,598	26,384	30,554
Gas (Mcf/d)	85,672	92,075	105,412
NGL (b/d)	306	263	383

(2) Egypt Gross Production - BOE per day	294,644	300,136	332,003	-2%	-11%

APACHE CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change
	March 31,	December 31,	March 31,	1Q20 to	1Q20 to
	2020	2019	2019	4Q19	1Q19
OIL VOLUME - Barrels per day
Permian	96,919	103,275	97,625	-6%	-1%
MidContinent/Gulf Coast	2,272	2,500	8,699	-9%	-74%
Gulf of Mexico	2,423	2,655	2,454	-9%	-1%

United States	101,614	108,430	108,778	-6%	-7%

Egypt	44,491	42,120	48,323	6%	-8%
North Sea	55,262	50,226	54,528	10%	1%

International	99,753	92,346	102,851	8%	-3%

Total	201,367	200,776	211,629	0%	-5%

NATURAL GAS VOLUME - Mcf per day
Permian	576,395	635,159	618,238	-9%	-7%
MidContinent/Gulf Coast	12,357	12,001	116,272	3%	-89%
Gulf of Mexico	9,090	11,235	9,797	-19%	-7%

United States	597,842	658,395	744,307	-9%	-20%

Egypt	161,536	159,242	181,118	1%	-11%
North Sea	67,278	63,681	56,892	6%	18%

International	228,814	222,923	238,010	3%	-4%

Total	826,656	881,318	982,317	-6%	-16%

NGL VOLUME - Barrels per day
Permian	80,106	78,908	47,274	2%	69%
MidContinent/Gulf Coast	1,039	1,211	11,552	-14%	-91%
Gulf of Mexico	236	286	38	-17%	521%

United States	81,381	80,405	58,864	1%	38%

Egypt	611	474	678	29%	-10%
North Sea	2,135	1,920	1,823	11%	17%

International	2,746	2,394	2,501	15%	10%

Total	84,127	82,799	61,365	2%	37%

BOE per day
Permian	273,091	288,043	247,939	-5%	10%
MidContinent/Gulf Coast	5,370	5,711	39,630	-6%	-86%
Gulf of Mexico	4,175	4,813	4,124	-13%	1%

United States	282,636	298,567	291,693	-5%	-3%

Egypt	72,025	69,134	79,187	4%	-9%
North Sea	68,610	62,760	65,833	9%	4%

International	140,635	131,894	145,020	7%	-3%

Total	423,271	430,461	436,713	-2%	-3%

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
AVERAGE OIL PRICE PER BARREL
Permian	$46.27	$56.25	$50.30
MidContinent/Gulf Coast	46.99	56.97	53.45
Gulf of Mexico	47.38	56.47	58.27
United States	46.32	56.26	50.70
Egypt	49.97	63.11	62.35
North Sea	49.66	64.07	64.15
International	49.83	63.48	63.00
Total	48.31	60.19	57.70

AVERAGE NATURAL GAS PRICE PER MCF
Permian	$0.66	$1.47	$1.61
MidContinent/Gulf Coast	1.83	2.30	2.94
Gulf of Mexico	2.10	2.43	3.69
United States	0.70	1.50	1.83
Egypt	2.83	2.86	2.85
North Sea	3.17	4.30	6.24
International	2.90	3.13	3.36
Total	1.47	2.05	2.34

AVERAGE NGL PRICE PER BARREL
Permian	$9.44	$14.93	$18.73
MidContinent/Gulf Coast	11.73	16.60	17.38
Gulf of Mexico	16.51	21.39	17.62
United States	9.59	15.00	18.47
Egypt	31.70	36.47	37.66
North Sea	36.53	44.22	40.60
International	35.08	41.97	39.47
Total	10.51	15.88	19.49

APACHE CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter
	Ended March 31,
	2020	2019
Unproved leasehold impairments	$19	$23
Dry hole expense	24	10
Geological and geophysical expense	3	19
Exploration overhead and other	11	17

	$57	$69

SUMMARY CASH FLOW INFORMATION

	For the Quarter
	Ended March 31,
	2020	2019
Net cash provided by operating activities	$502	$598

Additions to upstream oil and gas property	(512)	(744)
Additions to Altus gathering, processing, and transmission facilities	(19)	(119)
Altus equity method interests	(83)	(118)
Proceeds from sale of oil and gas properties	126	9
Other, net	(21)	34

Net cash used in investing activities	$(509)	$(938)

Apache credit facility and commercial paper borrowings	250	159
Altus credit facility borrowings	72	-
Distributions to noncontrolling interest - Egypt	(32)	(107)
Dividends paid	(94)	(94)
Other	(8)	(5)

Net cash provided by (used in) financing activities	$188	$(47)

SUMMARY BALANCE SHEET INFORMATION

	March 31,	December 31,
	2020	2019
Cash and cash equivalents	$428	$247
Other current assets	1,480	1,714
Property and equipment, net	9,586	14,158
Other assets	1,897	1,988

Total assets	$13,391	$18,107

Current debt - Apache *	$544	$1
Current debt - Altus	-	10
Current liabilities	1,481	1,844
Long-term debt - Apache *	7,868	8,159
Long-term debt - Altus	468	396
Deferred credits and other noncurrent liabilities	2,685	2,677
Redeemable noncontrolling interest - Altus Preferred Unit limited partners	573	555
Apache shareholders’ equity (deficit)	(1,246)	3,255
Noncontrolling interest - Egypt	954	1,137
Noncontrolling interest - Altus	64	73

Total Liabilities and equity	$13,391	$18,107

Common shares outstanding at end of period	377	377

*	Excludes Altus

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net cash provided by operating activities	$502	$778	$598
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	14	16	36
Current income tax provision	89	146	186
Other adjustments to reconcile net income to net cash provided by operating activities	8	(19)	(9)
Changes in operating assets and liabilities	21	42	138
Financing costs, net	103	97	97
Transaction, reorganization & separation costs	27	33	4

Adjusted EBITDAX (Non-GAAP)	$764	$1,093	$1,050

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended March 31, 2020				For the Quarter Ended March 31, 2019
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Income (loss) including noncontrolling interests (GAAP)	$(4,566)	$(56)	$(4,622)	$(12.23)	$165	$(167)	$(2)	$(0.01)
Income (loss) attributable to noncontrolling interests	(144)	(16)	(160)	(0.42)	85	(40)	45	0.11
Loss attributable to Altus preferred unit limited partner	18	—	18	0.05	—	—	—	—

Net income (loss) attributable to common stock	(4,440)	(40)	(4,480)	(11.86)	80	(127)	(47)	(0.12)

Adjustments:*
Asset impairments	4,491	(838)	3,653	9.67	23	(5)	18	0.04
Noncontrolling interest & tax barrel impact on Egypt adjustments	(163)	(7)	(170)	(0.45)	—	—	—	—
Valuation allowance and other tax adjustments	—	868	868	2.30	—	31	31	0.08
Unrealized derivative instrument losses, net	103	(21)	82	0.22	45	(10)	35	0.10
Noncontrolling interest impact on Altus preferred units embedded derivative	(13)	3	(10)	(0.03)	—	—	—	—
Transaction, reorganization & separation costs	27	(6)	21	0.05	4	(1)	3	0.01
Contract termination charges	3	(1)	2	0.01	—	—	—	—
Gain on divestitures, net	(25)	8	(17)	(0.04)	(3)	1	(2)	(0.01)

Adjusted earnings (Non-GAAP)	$(17)	$(34)	$(51)	$(0.13)	$149	$(111)	$38	$0.10

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess Apache’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of Apache’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter
	Ended March 31,
	2020	2019
Costs incurred in oil and gas property:
Acquisitions
Proved	$6	$—
Unproved	1	19
Exploration and development	490	655

Total Costs incurred in oil and gas property	$497	$674

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$497	$674
Asset retirement obligations settled vs. incurred - oil and gas property	8	10
Capitalized interest	-	(8)
Exploration seismic and administration costs	(14)	(36)
Less noncontrolling interest - Egypt	(49)	(43)

Total Upstream capital investment	$442	$597

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities

Cash flows from operations before changes in operating assets and liabilities is a non-GAAP financial measure. Apache uses it internally and provides the information because management believes it is useful for investors and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and is frequently included in published research when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

	For the Quarter Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Net cash provided by operating activities	$502	$778	$598
Changes in operating assets and liabilities	21	42	138

Cash flows from operations before changes in operating assets and liabilities	$523	$820	$736